UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005

ORIENTAL FINANCIAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Professional Offices Park 998 San Roberto Street San Juan, Puerto Rico	00926

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On January 25, 2005, the Board of Directors (the “Board”) of Oriental Financial Group Inc. (the “Company”) appointed Mari Carmen Aponte, Esq., former Executive Director of the Puerto Rico Federal Affairs Administration in Washington D.C., as a new director. She was also appointed to the Compensation Committee of the Board.

     There is no arrangement or understanding between Ms. Aponte and any other persons pursuant to which she was appointed as a director.

     There has been no transaction or series of similar transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be made a party, in which the amount involved exceeds $60,000 and in which Ms. Aponte or any member of her immediate family had or will have a direct or indirect material interest.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.
Date: January 26, 2005	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
Secretary of the Board of Directors